Exhibit 4.1

Exhibit 4.1 CUSIP 49459P 107 SEE REVERSE SIDE FOR CERTAIN DEFINITIONS Incorporated under the laws of the state of Delaware This certifies that: Is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK , PAR VALUE OF $0.001 EACH, of KineMed, Inc. (hereafter, the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Corporation (copies of which are on file with the Corporation and with the Transfer Agent), to all of which each holder by acceptance hereof, assents. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers to be affixed hereto. Dated: COUNTERSIGNED CONTINENTAL STOCK TRANFER & TRUST COMPANY NEW YORK, NY BY: TRANSFER AGENT SECRETARY CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

KINEMED, INC. THIS CORPORATION WILL FURNISH TO EACH STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATE- MENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS WITH RESPECT TO THE CAPITAL STOCK OF THE CORPORATION, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OR TRANSFER AGENT OF THE CORPORATION. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVE, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. e following abbreviations, when used in the inscription on UNIF GIFT MIN ACT - Custodian the face of this certificate, shall be construed as though they (Cust) (Minor) were written out in full according to applicable laws or regulations: under uniform Gifts to Minors Act (State) TEN COM – as tenants in common TEN ENT – as tenants by entireties UNIF TRAN MIN ACT - Custodian (Cust) (Minor) JT TEN – as joint tenants with right of survivorship and not as tenants in common under uniform Transfers to Minors Act (State) Additional abbreviations may also be used although not in the above list For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”) OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.